Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form 10-KSB of China Education Alliance Inc. of our report dated March 25, 2008 related to the consolidated financial statements which appear in China Education Alliance Inc.’s Form 10-KSB annual report for the year ended December 31, 2007.

Dated: March 31, 2008	By:	/s/ Sherb & Co., LLP
Sherb & Co., LLP